Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Medtronic reports strong finish to its fiscal year with its fourth quarter financial results;
announces dividend increase

Building momentum in key franchises including Pulsed Field Ablation, TAVR, Cardiac Rhythm Management, Diabetes, Spine, and Neuromodulation

GALWAY, Ireland – May 21, 2025 – Medtronic plc (NYSE: MDT), a global leader in healthcare technology, today announced financial results for its fourth quarter (Q4) and fiscal year 2025 (FY25), which ended April 25, 2025.

Q4 Key Highlights
•Q4 revenue of $8.9 billion increased 3.9% as reported and 5.4% organic
•Q4 GAAP diluted EPS of $0.82 increased 67%; non-GAAP diluted EPS of $1.62 increased 11%
•Q4 operating margin increased 380 basis points; Q4 non-GAAP operating margin increased 90 basis points
•Q4 operating profit of $1.4 billion increased 36%; Q4 non-GAAP operating profit of $2.5 billion increased 8%

•Cardiac Ablation Solutions Q4 revenue increased nearly 30% on strength of pulsed field ablation (PFA) products; business delivered $1.0 billion in FY25 revenue
•Submitted Hugo™ RAS system to the U.S. Food and Drug Administration (FDA) for a urologic indication in the first quarter of calendar 2025
•Commenced largest brain-computer interface launch following U.S. FDA approval of BrainSense™ Adaptive Deep Brain Stimulation (aDBS)

Additional Key Highlights
•FY25 revenue of $33.5 billion, adjusted revenue of $33.6 billion, increased 3.6% as reported and 4.9% organic
•FY25 GAAP diluted EPS of $3.61 increased 31%; non-GAAP diluted EPS of $5.49 increased 6%
•FY25 operating margin increased 190 basis points; FY25 non-GAAP operating margin increased 10 basis points, 100 basis points constant currency
•FY25 operating profit of $6.0 billion increased 16%; FY25 non-GAAP operating profit of $8.7 billion increased 5%, 9% constant currency
•FY25 cash from operations of $7.0 billion; FY25 free cash flow of $5.2 billion
•Company returned $6.3 billion to shareholders in FY25
•Dividend for Q1 FY26 increased to $0.71 per share, implying annual $2.84 per share; 48th consecutive year of dividend increases
•Announced today intent to separate Diabetes business into new standalone public company

Q4 Financial Results
Medtronic reported Q4 worldwide revenue of $8.927 billion, an increase of 3.9% as reported and 5.4% on an organic basis. The Q4 organic revenue growth comparison excludes:
•Other revenue of $31 million in the current year and $57 million in the prior year; and
•Foreign currency translation of -$95 million on the remaining segments.

Q4 GAAP operating profit and operating margin were $1.436 billion and 16.1%, respectively, increases of 36% and 380 basis points, respectively. As detailed in the financial schedules included at the end of the release, Q4 non-GAAP operating profit and operating margin were $2.486 billion and 27.8%, respectively, increases of 8% and 90 basis points, respectively.

Q4 GAAP net income and diluted earnings per share (EPS) were $1.057 billion and $0.82, respectively, increases of 62% and 67%, respectively. As detailed in the financial schedules included at the end of this release, Q4 non-GAAP net income and non-GAAP diluted EPS were $2.080 billion and $1.62, respectively, increases of 8% and 11%, respectively. Included in Q4 non-GAAP diluted EPS was a -7 cent impact from foreign currency translation. Q4 non-GAAP diluted EPS on a constant currency basis increased 16%.

FY25 Financial Results
Medtronic reported FY25 worldwide revenue of $33.537 billion and adjusted revenue of $33.627 billion, an increase of 3.6% as reported and 4.9% on an organic basis. The FY25 organic revenue growth comparison excludes:
•Other revenue of $48 million in the current year and $221 million in the prior year; and
•Foreign currency translation of -$244 million on the remaining segments.

FY25 GAAP operating profit and operating margin were $5.955 billion and 17.8%, respectively, increases of 16% and 190 basis points respectively. As detailed in the financial schedules included at the end of the release, FY25 non-GAAP operating profit and operating margin were $8.648 billion and 25.7%, respectively, increases of 5% and 10 basis points, respectively. On a constant currency basis, FY25 non-GAAP operating profit and operating margin increased 9% and 100 basis points, respectively.

FY25 GAAP net income and diluted earnings per share (EPS) were $4.662 billion and $3.61, respectively, representing increases of 27% and 31%, respectively. As detailed in the financial schedules included at the end of this release, fiscal year 2025 non-GAAP net income and non-GAAP diluted EPS were $7.079 billion and $5.49, respectively, representing increases of 2% and 6%, respectively. Included in FY25 non-GAAP diluted EPS was a -22 cent impact from foreign currency translation. FY25 non-GAAP diluted EPS on a constant currency basis increased 10%.

FY25 cash from operations of $7.044 billion increased 4%. FY25 free cash flow of $5.185 billion was unchanged, representing free cash flow conversion from non-GAAP net earnings of 73%.

“We had a strong close to our fiscal year, and I’m excited to see the progress we are making as our growth drivers continue to build momentum. Operationally, we translated our accelerating revenue growth into earnings leverage, as we delivered at the upper end of the commitments that we laid out a year ago,” said Geoff Martha, Medtronic chairman and chief executive officer. “The underlying fundamentals of our business are strong, and they are getting stronger. We are now at an inflection point as we accelerate our speed of travel to higher, more profitable growth.”

Cardiovascular Portfolio
The Cardiovascular Portfolio includes the Cardiac Rhythm & Heart Failure (CRHF), Structural Heart & Aortic (SHA), and Coronary & Peripheral Vascular (CPV) divisions. FY25 revenue of $12.481 billion increased 5.5% as reported and 6.3% organic, with high-single digit organic increases in CRHF and SH&A, and a low-single digit organic increase in CPV. Q4 revenue of $3.336 billion increased 6.6% as reported and 7.8% organic, with a low-double digit increase in CRHF, high-single digit increase in SH&A, and low-single digit increase in CPV, all on an organic basis.
•CRHF Q4 results included near-30s growth in Cardiac Ablation Solutions (CAS) on rapid adoption of the PulseSelect™ and Affera™ mapping and ablation system with Sphere-9™ PFA catheter; Cardiac Rhythm Management grew high-single digits, driven by high-single digit growth in both Defibrillation Solutions and Cardiac Pacing Therapies, including high-teens growth in both Micra™

transcatheter pacing systems and SelectSecure™ 3830 leads for conduction system pacing
•SHA Q4 results driven by low-double digit Structural Heart growth, on the continued strength of the Evolut™ FX+ TAVR system, and low-double digit growth in Cardiac Surgery
•CPV Q4 growth driven by low-double digit growth in guide catheters and high-single digit growth in balloons
•SMART 2-year data demonstrating superior valve performance for Evolut TAVR™ system in small annulus patients published in Journal of the American College of Cardiology; positive 5-year outcomes from the Evolut Low Risk Trial presented as a Late Breaking Clinical Trial at ACC.25 in March
•Received U.S. FDA approval for the OmniaSecure™ lead, the smallest-diameter, lumenless defibrillation lead. OmniaSecure™ is based on the 3830 pacing lead, which has provided safe and reliable treatment to patients for more than 20 years.
•Published positive clinical outcomes from two studies in atrial fibrillation patients treated with the Affera™ family of technologies, including the next-generation Sphere-360™ single-shot PFA catheter and the Sphere-9™ combination mapping and dual-energy (RF/PF) focal catheter

Neuroscience Portfolio
The Neuroscience Portfolio includes the Cranial & Spinal Technologies (CST), Specialty Therapies, and Neuromodulation divisions. FY25 revenue of $9.846 billion increased 4.7% reported and 5.2% organic, with a low-double digit increase in Neuromodulation, mid-single digit increase in CST, and low-single digit increase in Specialty Therapies, all on an organic basis. Q4 revenue of $2.620 billion increased 2.9% as reported and 3.7% organic, with a low-double digit increase in Neuromodulation, mid-single digit increase in CST, and low-single digit decrease in Specialty Therapies, all on an organic basis.
•CST Q4 results driven by high-single digit U.S. growth on strong capital sales and implant pull through related to the company’s AiBLE™ spine surgery ecosystem

•Specialty Therapies Q4 results included low-single digit growth in ENT with strength in Navigation capital and Head & Neck disposable sales; Pelvic Health results were flat; Neurovascular decreased mid-single digits on volume-based procurement in China and the recall of the Pipeline™ Vantage flow diverter; Medtronic continues to offer the gold standard in flow diversion products with Pipeline™ Shield, which continues to be available globally
•Neuromodulation above market Q4 performance driven by low-double digit Pain Stim growth, including mid-teens U.S. growth, on the continued launch of the Inceptiv™ spinal cord stimulator; Brain Modulation grew mid-single digit globally on the continued launch of the Percept™ RC deep brain stimulator (DBS) with BrainSense™ technology
•Received U.S. FDA approval and began launch of BrainSense™ Adaptive Deep Brain Stimulation (aDBS), the largest ever commercial launch of brain-computer interface technology

Medical Surgical Portfolio
The Medical Surgical Portfolio includes the Surgical & Endoscopy (SE) and the Acute Care & Monitoring (ACM) divisions. FY25 revenue of $8.407 decreased 0.1% reported and increased 0.8% organic, with low-single digit organic growth in both SE and ACM. Q4 revenue of $2.212 billion grew 0.6% as reported and 2.0% organic, with low-single digit organic growth in both SE and ACM.
•SE Q4 results were driven by mid-single digit growth in both Advanced Energy, driven by continued adoption of LigaSure™ vessel sealing technology, and Emerging Markets, partially offset by ongoing bariatric market and competitive robotic pressures in Advanced Stapling
•ACM Q4 performance improved and included mid-teens growth in Respiratory Compromise and high-single digit growth in Perioperative Complications
•Results from Expand URO Investigational Device Exemption (IDE) clinical study of the Hugo™ robotic-assisted surgery (RAS) system presented at American Urologic Association (AUA) last month; submitted Hugo™ RAS system to the U.S. FDA for urologic indication in the first quarter of calendar 2025

Diabetes
Diabetes FY25 revenue of $2.755 billion increased 10.7% as reported and 11.5% organic. Q4 revenue of $728 million increased 10.4% as reported and 12.0% organic, the sixth consecutive quarter of double-digit organic growth.
•U.S. Q4 revenue grew high-single digits on the continued adoption of the MiniMed™ 780G automated insulin delivery (AID) system with an increase in the MiniMed™ 780G installed base and strong CGM attachment rates
•International Q4 revenue grew mid-teens driven by low-20s growth in pumps and increasing CGM attachment as users upgrade to the Simplera Sync™ sensor
•Secured U.S. FDA approval for Simplera Sync™ CGM for use with the MiniMed™ 780G system
•Submitted 510(k) applications to the FDA for an interoperable pump and algorithm, paving the way for system integration with an exclusive CGM based on Abbott's most advanced CGM platform

Medtronic to Separate Diabetes Business
As part of its ongoing portfolio management strategy, Medtronic today announced its intent to separate its Diabetes business into a new standalone public company. The separation is expected to be completed within 18 months through a series of capital markets transactions, with a preferred path of an initial public offering (IPO) and subsequent split-off. Additional details are available in a separate press release. The press release is available at news.medtronic.com.

Cardiovascular Leadership Transition
Sean Salmon, executive vice president and president, Cardiovascular Portfolio, will be leaving Medtronic. Skip Kiil, senior vice president and president of the Medtronic Cranial and Spinal Technologies (CST) business, has been promoted to executive vice president and president Cardiovascular Portfolio, effective immediately. Skip will report to Geoff Martha and will become a member of the Medtronic Executive Committee. Michael Carter, vice president and general manager, Spine, will succeed Kiil as senior vice president and president, CST.

“We are grateful to Sean for his more than 20 years of dedication to serving our Medtronic Mission – and for leading our Cardiovascular portfolio in developing some of the most exciting new technologies that are making an impact in the market today and accelerating our Cardiovascular growth,” said Martha. “Skip’s appointment comes at an exciting time for our Cardiovascular businesses. His global mindset, and proven track record of commercialization and market development will support our strong Cardiovascular team in further advancing the impact and momentum of these exciting therapies. Skip will be a great addition to both the Medtronic Executive Committee and our Cardiovascular leadership team.”

Dividend Increase
The company today announced that effective May 20, 2025, the Medtronic board of directors approved an increase in Medtronic’s cash dividend for the first quarter of fiscal year 2026, raising the quarterly amount to $0.71 per ordinary share. This would translate into an annual amount of $2.84 per ordinary share. Today's announcement marks the 48th consecutive year of an increase in the dividend payment. The dividend is payable on July 11, 2025, to shareholders of record at the close of business on June 27, 2025.

Guidance
The company today issued its fiscal year 2026 (FY26) revenue growth and EPS guidance.

The company is guiding to FY26 organic revenue growth of approximately 5%. The organic revenue growth guidance excludes the impact of foreign currency exchange and revenue reported as Other. Including Other revenue and the impact of foreign currency exchange, if recent foreign currency exchange rates hold, FY26 revenue growth on a reported basis would be in the range of 4.8% to 5.1%.

Excluding the potential impacts from increased tariffs, Medtronic expects FY26 diluted non-GAAP EPS growth to be approximately 4%. This includes an expectation for non-

GAAP operating profit to grow faster than organic revenue, partially offset by increased interest and tax expense. Including a potential impact from tariffs as detailed in the company’s earnings presentation, Medtronic is guiding FY26 diluted non-GAAP EPS in the range of $5.50 to $5.60. The lower end of the EPS range assumes that the bilateral US/China tariffs resume at the higher rates following the 90 day pause, while the higher end of the EPS range assumes that the bilateral US/China tariffs currently in effect during the pause remain in place through fiscal year 2026.

“Our fiscal 2026 guidance reflects increasing revenue growth contribution from our key growth drivers, and increased investment to support their growth, leading to leveraged operating profit growth pre-tariffs. In addition, the team has rallied to identify opportunities to offset a large portion of tariffs, and we have high confidence in our ability to execute additional mitigation efforts,” said Thierry Piéton, Medtronic chief financial officer, who joined the company on March 3, 2025. “This is an exciting time to join Medtronic. I am energized by the opportunities for durable growth and value creation ahead of us.”

Video Webcast Information
Medtronic will host a video webcast today, May 21, at 8:00 a.m. EDT (7:00 a.m. CDT) to provide information about its business for the public, investors, analysts, and news media. This webcast can be accessed by clicking on the Quarterly Earnings icon at investorrelations.medtronic.com, and this earnings release will be archived at news.medtronic.com. Within 24 hours of the webcast, a replay of the webcast and transcript of the company’s prepared remarks will be available by clicking on the Past Events and Presentations link under the News & Events drop-down at investorrelations.medtronic.com.

Medtronic plans to report its FY26 first, second, third, and fourth quarter results on Tuesday, August 19, 2025, November 18, 2025, February 17, 2026, and Wednesday, May 20, 2026, respectively. Confirmation and additional details will be provided closer to the specific event.

Financial Schedules
The fourth quarter and full year financial schedules and non-GAAP reconciliations can be viewed by clicking on the Quarterly Earnings link at investorrelations.medtronic.com.

About Medtronic
Bold thinking. Bolder actions. We are Medtronic. Medtronic plc, headquartered in Galway, Ireland, is the leading global healthcare technology company that boldly attacks the most challenging health problems facing humanity by searching out and finding solutions. Our Mission — to alleviate pain, restore health, and extend life — unites a global team of 95,000+ passionate people across more than 150 countries. Our technologies and therapies treat 70 health conditions and include cardiac devices, surgical robotics, insulin pumps, surgical tools, patient monitoring systems, and more. Powered by our diverse knowledge, insatiable curiosity, and desire to help all those who need it, we deliver innovative technologies that transform the lives of two people every second, every hour, every day. Expect more from us as we empower insight-driven care, experiences that put people first, and better outcomes for our world. In everything we do, we are engineering the extraordinary. For more information on Medtronic (NYSE: MDT), visit www.Medtronic.com and follow on LinkedIn.

FORWARD LOOKING STATEMENTS
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to risks and uncertainties, including risks related to competitive factors, difficulties and delays inherent in the development, manufacturing, marketing and sale of medical products, government regulation, geopolitical conflicts, changing global trade policies, material acquisition and divestiture transactions, general economic conditions, and other risks and uncertainties described in the company’s periodic reports on file with the U.S. Securities and Exchange Commission including the most recent Annual Report on Form 10-K of the company. In some cases, you can identify these statements by forward-looking words or expressions, such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “intend,” “looking ahead,” “may,” “plan,” “possible,” “potential,” “project,” “should,” “going to,” “will,” and similar words or expressions, the negative or plural of such words or expressions and other comparable terminology. Actual results may differ materially from anticipated results. Medtronic does not undertake to update its forward-looking statements or any of the information contained in this press release, including to reflect future events or circumstances.

NON-GAAP FINANCIAL MEASURES
This press release contains financial measures, including adjusted net income, adjusted diluted EPS, and organic revenue, which are considered “non-GAAP” financial measures under applicable SEC rules and regulations. References to quarterly or annual figures increasing, decreasing or remaining flat are in comparison to fiscal year 2024, and references to sequential changes are in comparison to the prior fiscal quarter. Unless stated otherwise, quarterly and annual rates and ranges are given on an organic basis.

Medtronic management believes that non-GAAP financial measures provide information useful to investors in understanding the company’s underlying operational performance and trends and to facilitate comparisons with the performance of other companies in the med tech industry. Non-GAAP net income and diluted EPS exclude the effect of certain charges or gains that contribute to or reduce earnings but that result from transactions or events that management believes may or may not recur with similar materiality or impact to operations in future periods (Non-GAAP Adjustments). Medtronic generally uses non-GAAP financial measures to facilitate management’s review of the operational performance of the company and as a basis for strategic planning. Non-GAAP financial measures should be considered supplemental to and not a substitute for financial information prepared in accordance with U.S. generally accepted accounting principles (GAAP), and investors are cautioned that Medtronic may calculate non-GAAP financial measures in a way that is different from other companies. Management strongly encourages investors to review the company’s consolidated financial statements and publicly filed reports in their entirety. Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the financial schedules accompanying this press release.

Medtronic calculates forward-looking non-GAAP financial measures based on internal forecasts that omit certain amounts that would be included in GAAP financial measures. For instance, forward-looking organic revenue growth guidance excludes the impact of foreign currency fluctuations, as well as significant acquisitions or divestitures. Forward-looking diluted non-GAAP EPS guidance also excludes other potential charges or gains that would be recorded as Non-GAAP Adjustments to earnings during the fiscal year. Medtronic does not attempt to provide reconciliations of forward-looking non-GAAP EPS guidance to projected GAAP EPS guidance because the combined impact and timing of recognition of these potential charges or gains is inherently uncertain and difficult to predict and is unavailable without unreasonable efforts. In addition, the company believes such reconciliations would imply a degree of precision and certainty that could be confusing to investors. Such items could have a substantial impact on GAAP measures of financial performance.

-end-

Contacts
Erika Winkels
Public Relations
+1-763-526-8478

Ryan Weispfenning
Investor Relations
+1-763-505-4626

MEDTRONIC PLC
WORLDWIDE REVENUE(1)
(Unaudited)

	FOURTH QUARTER							FISCAL YEAR
	REPORTED				ORGANIC			REPORTED				ORGANIC
(in millions)	FY25	FY24	Growth	Currency Impact(3)	FY25(4)	FY24(4)	Growth	FY25	FY24	Growth	Currency Impact(3)	FY25(5)	FY24(5)	Growth
Cardiovascular	$3,336	$3,130	6.6%	$(37)	$3,373	$3,130	7.8%	$12,481	$11,831	5.5%	$(99)	$12,580	$11,831	6.3%
Cardiac Rhythm & Heart Failure	1,733	1,587	9.2	(18)	1,751	1,587	10.3	6,392	5,995	6.6	(43)	6,435	5,995	7.3
Structural Heart & Aortic	944	883	7.0	(11)	955	883	8.3	3,554	3,358	5.8	(32)	3,587	3,358	6.8
Coronary & Peripheral Vascular	659	660	(0.1)	(8)	667	660	1.0	2,535	2,478	2.3	(23)	2,558	2,478	3.2
Neuroscience	2,620	2,545	2.9	(18)	2,638	2,545	3.7	9,846	9,406	4.7	(47)	9,893	9,406	5.2
Cranial & Spinal Technologies	1,342	1,291	3.9	(7)	1,348	1,291	4.4	4,973	4,756	4.6	(21)	4,995	4,756	5.0
Specialty Therapies	759	778	(2.5)	(7)	766	778	(1.6)	2,940	2,905	1.2	(17)	2,957	2,905	1.8
Neuromodulation	520	475	9.3	(4)	524	475	10.2	1,932	1,746	10.7	(9)	1,941	1,746	11.2
Medical Surgical	2,212	2,198	0.6	(30)	2,241	2,198	2.0	8,407	8,417	(0.1)	(80)	8,487	8,417	0.8
Surgical & Endoscopy	1,709	1,705	0.2	(25)	1,734	1,705	1.7	6,498	6,508	(0.2)	(65)	6,563	6,508	0.8
Acute Care & Monitoring	503	492	2.1	(5)	508	492	3.1	1,909	1,908	—	(15)	1,924	1,908	0.8
Diabetes	728	660	10.4	(11)	739	660	12.0	2,755	2,488	10.7	(18)	2,774	2,488	11.5
Total Reportable Segments	8,896	8,532	4.3	(95)	8,991	8,532	5.4	33,489	32,142	4.2	(244)	33,733	32,142	4.9
Other(2)	31	57	(45.7)	(1)	—	—	—	48	221	(78.5)	(3)	—	—	—
TOTAL	$8,927	$8,589	3.9%	$(96)	$8,991	$8,532	5.4%	$33,537	$32,364	3.6%	$(247)	$33,733	$32,142	4.9%

(1)The data in this schedule has been intentionally rounded to the nearest million and, therefore, may not sum. Percentages have been calculated using actual, non-rounded figures and, therefore, may not recalculate precisely.
(2)Includes operations and ongoing transition agreements from businesses the Company has exited or divested, and specifically for the three months ended July 26, 2024, impacting fiscal year 2025 figures, $90 million of incremental Italian payback accruals resulting from the two July 22, 2024 rulings by the Constitutional Court of Italy relating to certain prior years since 2015.
(3)The currency impact to revenue measures the change in revenue between current and prior year periods using constant exchange rates.
(4)The three months ended April 25, 2025 excludes $64 million of revenue adjustments related to $31 million of inorganic revenue for the transition activity noted in (2) and $95 million of unfavorable currency impact on the remaining segments. The three months ended April 26, 2024 excludes $57 million of inorganic revenue related to the transition activity noted in (2).
(5)The twelve months ended April 25, 2025 excludes $196 million of revenue adjustments related to $90 million of incremental Italian payback accruals further described in note (2), $137 million of inorganic revenue related to the transition activity noted in (2), and $244 million of unfavorable currency impact on the remaining segments. The twelve months ended April 26, 2024 excludes $221 million of inorganic revenue related to the transition activity noted in (2).

MEDTRONIC PLC
U.S. REVENUE(1)(2)
(Unaudited)

	FOURTH QUARTER						FISCAL YEAR
	REPORTED			ORGANIC			REPORTED			ORGANIC
(in millions)	FY25	FY24	Growth	FY25	FY24	Growth	FY25	FY24	Growth	FY25	FY24	Growth
Cardiovascular	$1,563	$1,448	8.0%	$1,563	$1,448	8.0%	$5,804	$5,597	3.7%	$5,804	$5,597	3.7%
Cardiac Rhythm & Heart Failure	875	791	10.7	875	791	10.7	3,184	3,037	4.8	3,184	3,037	4.8
Structural Heart & Aortic	404	366	10.2	404	366	10.2	1,532	1,453	5.5	1,532	1,453	5.5
Coronary & Peripheral Vascular	284	291	(2.3)	284	291	(2.3)	1,088	1,107	(1.7)	1,088	1,107	(1.7)
Neuroscience	1,782	1,692	5.3	1,782	1,692	5.3	6,713	6,305	6.5	6,713	6,305	6.5
Cranial & Spinal Technologies	999	936	6.7	999	936	6.7	3,723	3,495	6.5	3,723	3,495	6.5
Specialty Therapies	431	439	(1.8)	431	439	(1.8)	1,666	1,641	1.5	1,666	1,641	1.5
Neuromodulation	352	317	11.1	352	317	11.1	1,324	1,169	13.3	1,324	1,169	13.3
Medical Surgical	946	954	(0.9)	946	954	(0.9)	3,664	3,717	(1.4)	3,664	3,717	(1.4)
Surgical & Endoscopy	668	679	(1.7)	668	679	(1.7)	2,595	2,650	(2.1)	2,595	2,650	(2.1)
Acute Care & Monitoring	278	275	1.1	278	275	1.1	1,068	1,067	0.2	1,068	1,067	0.2
Diabetes	240	223	7.2	240	223	7.2	923	852	8.3	923	852	8.3
Total Reportable Segments	4,530	4,317	4.9	4,530	4,317	4.9	17,104	16,471	3.8	17,104	16,471	3.8
Other(3)	17	26	(35.1)	—	—	—	68	91	(25.2)	—	—	—
TOTAL	$4,547	$4,343	4.7%	$4,530	$4,317	4.9%	$17,171	$16,562	3.7%	$17,104	$16,471	3.8%

(1)U.S. includes the United States and U.S. territories.
(2)The data in this schedule has been intentionally rounded to the nearest million and, therefore, may not sum. Percentages have been calculated using actual, non-rounded figures and, therefore, may not recalculate precisely.
(3)Includes operations and ongoing transition agreements from businesses the Company has exited or divested.

MEDTRONIC PLC
INTERNATIONAL REVENUE(1)
(Unaudited)

	FOURTH QUARTER							FISCAL YEAR
	REPORTED				ORGANIC			REPORTED				ORGANIC
(in millions)	FY25	FY24	Growth	Currency Impact(3)	FY25(4)	FY24(4)	Growth	FY25	FY24	Growth	Currency Impact(3)	FY25(5)	FY24(5)	Growth
Cardiovascular	$1,773	$1,682	5.4%	$(37)	$1,810	$1,682	7.6%	$6,677	$6,234	7.1%	$(99)	$6,775	$6,234	8.7%
Cardiac Rhythm & Heart Failure	858	797	7.7	(18)	876	797	9.9	3,208	2,958	8.4	(43)	3,251	2,958	9.9
Structural Heart & Aortic	541	516	4.7	(11)	552	516	6.9	2,022	1,905	6.1	(32)	2,054	1,905	7.8
Coronary & Peripheral Vascular	375	369	1.6	(8)	382	369	3.7	1,447	1,371	5.5	(23)	1,470	1,371	7.2
Neuroscience	838	853	(1.8)	(18)	856	853	0.3	3,133	3,101	1.0	(47)	3,180	3,101	2.6
Cranial & Spinal Technologies	343	356	(3.5)	(7)	350	356	(1.6)	1,250	1,260	(0.8)	(21)	1,272	1,260	0.9
Specialty Therapies	328	339	(3.5)	(7)	335	339	(1.4)	1,274	1,264	0.9	(17)	1,291	1,264	2.2
Neuromodulation	167	158	5.6	(4)	171	158	8.2	608	577	5.4	(9)	617	577	7.0
Medical Surgical	1,266	1,244	1.8	(30)	1,295	1,244	4.2	4,744	4,700	0.9	(80)	4,823	4,700	2.6
Surgical & Endoscopy	1,041	1,026	1.4	(25)	1,066	1,026	3.9	3,903	3,858	1.2	(65)	3,967	3,858	2.8
Acute Care & Monitoring	225	217	3.3	(5)	230	217	5.5	841	842	(0.1)	(15)	856	842	1.7
Diabetes	489	436	12.1	(11)	499	436	14.5	1,832	1,636	12.0	(18)	1,851	1,636	13.1
Total Reportable Segments	4,365	4,215	3.6	(95)	4,461	4,215	5.8	16,386	15,671	4.6	(244)	16,630	15,671	6.1
Other(2)	14	31	(54.3)	(1)	—	—	—	(20)	131	(115.4)	(3)	—	—	—
TOTAL	$4,380	$4,246	3.1%	$(96)	$4,461	$4,215	5.8%	$16,365	$15,802	3.6%	$(247)	$16,630	$15,671	6.1%

(1)The data in this schedule has been intentionally rounded to the nearest million and, therefore, may not sum. Percentages have been calculated using actual, non-rounded figures and, therefore, may not recalculate precisely.
(2)Includes operations and ongoing transition agreements from businesses the Company has exited or divested, and specifically for the three months ended July 26, 2024, impacting fiscal year 2025 figures, $90 million of incremental Italian payback accruals resulting from the two July 22, 2024 rulings by the Constitutional Court of Italy relating to certain prior years since 2015.
(3)The currency impact to revenue measures the change in revenue between current and prior year periods using constant exchange rates.
(4)The three months ended April 25, 2025 excludes $81 million of revenue adjustments related to $14 million of inorganic revenue for the transition activity noted in (2), and $95 million of unfavorable currency impact on the remaining segments. The three months ended April 26, 2024 excludes $31 million of inorganic revenue related to the transition activity noted in (2).
(5)The twelve months ended April 25, 2025 excludes $264 million of revenue adjustments related to $90 million of incremental Italian payback accruals further described in note (2), $70 million of inorganic revenue related to the transition activity noted in (2), and $244 million of unfavorable currency impact on the remaining segments. The twelve months ended April 26, 2024 excludes $131 million of inorganic revenue related to the transition activity noted in (2).

MEDTRONIC PLC
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three months ended		Fiscal year ended
(in millions, except per share data)	April 25, 2025	April 26, 2024	April 25, 2025	April 26, 2024
Net sales	$8,927	$8,589	$33,537	$32,364
Costs and expenses:
Cost of products sold, excluding amortization of intangible assets	3,147	3,044	11,632	11,216
Research and development expense	684	675	2,732	2,735
Selling, general, and administrative expense	2,721	2,765	10,849	10,736
Amortization of intangible assets	564	419	1,807	1,693
Restructuring charges, net	147	112	267	226
Certain litigation charges, net	214	44	317	149
Other operating expense (income), net	15	477	(23)	464
Operating profit	1,436	1,053	5,955	5,144
Other non-operating expense (income), net	1	(4)	(402)	(412)
Interest expense, net	174	202	729	719
Income before income taxes	1,261	856	5,628	4,837
Income tax provision	199	196	936	1,133
Net income	1,061	659	4,691	3,705
Net income attributable to noncontrolling interests	(5)	(5)	(29)	(28)
Net income attributable to Medtronic	$1,057	$654	$4,662	$3,676
Basic earnings per share	$0.82	$0.49	$3.63	$2.77
Diluted earnings per share	$0.82	$0.49	$3.61	$2.76
Basic weighted average shares outstanding	1,282.3	1,322.3	1,285.6	1,327.7
Diluted weighted average shares outstanding	1,287.7	1,325.4	1,289.9	1,330.2
The data in the schedule above has been intentionally rounded to the nearest million, and therefore, the quarterly amounts may not sum to the fiscal year-to-date amounts.

MEDTRONIC PLC
GAAP TO NON-GAAP RECONCILIATIONS(1)
(Unaudited)

	Three months ended April 25, 2025
(in millions, except per share data)	Net Sales	Cost of Products Sold	Gross Margin Percent	Operating Profit	Operating Profit Percent	Income Before Income Taxes	Net Income attributable to Medtronic	Diluted EPS	Effective Tax Rate
GAAP	$8,927	$3,147	64.7%	$1,436	16.1%	$1,261	$1,057	$0.82	15.8%
Non-GAAP Adjustments:
Amortization of intangible assets(2)	—	—	—	564	6.3	564	455	0.35	19.3
Restructuring and associated costs(3)	—	(2)	—	149	1.7	149	114	0.09	23.5
Acquisition and divestiture-related items(4)	—	(21)	0.2	109	1.2	109	97	0.08	11.0
Certain litigation charges, net	—	—	—	214	2.4	214	163	0.13	23.4
(Gain)/loss on minority investments(5)	—	—	—	—	—	172	170	0.13	0.6
Medical device regulations(6)	—	(10)	0.1	14	0.2	14	12	0.01	21.4
Certain tax adjustments, net	—	—	—	—	—	—	13	0.01	—
Non-GAAP	$8,927	$3,113	65.1%	$2,486	27.8%	$2,483	$2,080	$1.62	16.0%
Currency impact	96	(25)	0.7	123	1.1			0.07
Currency Adjusted	$9,023	$3,088	65.8%	$2,609	28.9%			$1.69

	Three months ended April 26, 2024
(in millions, except per share data)	Net Sales	Cost of Products Sold	Gross Margin Percent	Operating Profit	Operating Profit Percent	Income Before Income Taxes	Net Income attributable to Medtronic	Diluted EPS	Effective Tax Rate
GAAP	$8,589	$3,044	64.6%	$1,053	12.3%	$856	$654	$0.49	22.9%
Non-GAAP Adjustments:
Amortization of intangible assets	—	—	—	419	4.9	419	357	0.27	15.0
Restructuring and associated costs(3)	—	(13)	0.2	152	1.8	152	125	0.09	17.8
Acquisition and divestiture-related items(7)	—	(76)	0.9	611	7.1	611	515	0.39	15.9
Certain litigation charges, net	—	—	—	44	0.5	44	37	0.03	15.9
(Gain)/loss on minority investments(5)	—	—	—	—	—	195	197	0.15	(1.0)
Medical device regulations(6)	—	(21)	0.2	31	0.4	31	27	0.02	12.9
Certain tax adjustments, net	—	—	—	—	—	—	17	0.01	—
Non-GAAP	$8,589	$2,934	65.8%	$2,311	26.9%	$2,309	$1,929	$1.46	16.2%
See description of non-GAAP financial measures contained in the press release dated May 21, 2025.
(1)The data in this schedule has been intentionally rounded to the nearest million or $0.01 for EPS figures, and, therefore, may not sum.
(2)The Company recognized $151 million of accelerated amortization on certain intangible assets related to product line exits within the Cardiovascular Segment.
(3)Associated costs primarily include salaries and wages for employees supporting the restructuring activities, consulting expenses, asset write-offs, and for the three months ended April 25, 2025, contract terminations.
(4)The charges primarily include changes in fair value of contingent consideration and exit of business-related charges.
(5)We exclude unrealized and realized gains and losses on our minority investments as we do not believe that these components of income or expense have a direct correlation to our ongoing or future business operations.
(6)The charges represent incremental costs of complying with the new European Union medical device regulations for previously registered products and primarily include charges for contractors supporting the project and other direct third-party expenses. We consider these costs to be duplicative of previously incurred costs and/or one-time costs, which are limited to a specific period.
(7)The charges predominantly include $439 million of charges related to the February 2024 decision to exit the Company's ventilator product line, which primarily includes long-lived intangible asset impairments and inventory write-downs. In addition, other charges primarily consist of changes in fair value of contingent consideration.

MEDTRONIC PLC
GAAP TO NON-GAAP RECONCILIATIONS(1)
(Unaudited)

	Fiscal year ended April 25, 2025
(in millions, except per share data)	Net Sales	Cost of Products Sold	Gross Margin Percent	Operating Profit	Operating Profit Percent	Income Before Income Taxes	Net Income attributable to Medtronic	Diluted EPS	Effective Tax Rate
GAAP	$33,537	$11,632	65.3%	$5,955	17.8%	$5,628	$4,662	$3.61	16.6%
Non-GAAP Adjustments:
Amortization of intangible assets(2)	—	—	—	1,807	5.3	1,807	1,471	1.14	18.5
Restructuring and associated costs(3)	—	(26)	0.1	303	0.9	303	238	0.18	21.5
Acquisition and divestiture-related items(4)	—	(38)	0.1	124	0.4	124	101	0.08	18.5
Certain litigation charges, net	—	—	—	317	0.9	317	249	0.19	21.5
(Gain)/loss on minority investments(5)	—	—	—	—	—	213	185	0.14	12.2
Medical device regulations(6)	—	(38)	0.1	52	0.2	52	42	0.03	19.2
Other(7)	90	—	0.2	90	0.3	90	70	0.05	22.2
Certain tax adjustments, net(8)	—	—	—	—	—	—	62	0.05	—
Non-GAAP	$33,627	$11,530	65.7%	$8,648	25.7%	$8,533	$7,079	$5.49	16.7%
Currency impact	245	(98)	0.5	365	0.9			0.22
Currency Adjusted	$33,872	$11,432	66.2%	$9,013	26.6%			$5.71

	Fiscal year ended April 26, 2024
(in millions, except per share data)	Net Sales	Cost of Products Sold	Gross Margin Percent	Operating Profit	Operating Profit Percent	Income Before Income Taxes	Net Income attributable to Medtronic	Diluted EPS	Effective Tax Rate
GAAP	$32,364	$11,216	65.3%	$5,144	15.9%	$4,837	$3,676	$2.76	23.4%
Non-GAAP Adjustments:
Amortization of intangible assets	—	—	—	1,693	5.2	1,693	1,435	1.08	15.2
Restructuring and associated costs(3)	—	(55)	0.2	389	1.2	389	323	0.24	17.0
Acquisition and divestiture-related items(9)	—	(100)	0.3	777	2.4	777	664	0.50	14.5
Certain litigation charges, net	—	—	—	149	0.5	149	118	0.09	20.8
(Gain)/loss on minority investments(5)	—	—	—	—	—	308	305	0.23	0.6
Medical device regulations(6)	—	(81)	0.3	119	0.4	119	97	0.07	18.5
Certain tax adjustments, net(10)	—	—	—	—	—	—	299	0.22	—
Non-GAAP	$32,364	$10,980	66.1%	$8,272	25.6%	$8,273	$6,918	$5.20	16.0%
See description of non-GAAP financial measures contained in the press release dated May 21, 2025.
(1)The data in this schedule has been intentionally rounded to the nearest million or $0.01 for EPS figures, and, therefore, may not sum.
(2)The Company recognized $151 million of accelerated amortization on certain intangible assets related to product line exits within the Cardiovascular Segment.
(3)Associated costs primarily include salaries and wages for employees supporting the restructuring activities, consulting expenses, asset write-offs, and for the fiscal year ended April 25, 2025, contract terminations.
(4)The charges primarily include exit of business-related charges, changes in fair value of contingent consideration, business combination costs, and gains related to certain business or asset sales.
(5)We exclude unrealized and realized gains and losses on our minority investments as we do not believe that these components of income or expense have a direct correlation to our ongoing or future business operations.
(6)The charges represent incremental costs of complying with the new European Union medical device regulations for previously registered products and primarily include charges for contractors supporting the project and other direct third-party expenses. We consider these costs to be duplicative of previously incurred costs and/or one-time costs, which are limited to a specific time period.
(7)Reflects the recognition of incremental Italian payback accruals resulting from the two July 22, 2024 rulings by the Constitutional Court of Italy relating to certain prior years since 2015.
(8)Primarily relates to amortization of previously established deferred tax assets from intercompany intellectual property transactions.
(9)The charges predominantly include $439 million of charges related to the February 2024 decision to exit the Company's ventilator product line, which primarily includes long-lived intangible asset impairments and inventory write-downs. In addition, other charges primarily consist of changes in fair value of contingent consideration and associated costs related to the previously contemplated separation of the PMRI businesses.
(10)The net charge primarily relates to an income tax reserve adjustment associated with the June 2023, Israeli Central-Lod District Court decision and the establishment of a valuation allowance against certain net operating losses which were partially offset by a benefit from the change in a Swiss Cantonal tax rate associated with previously established deferred tax assets from intercompany intellectual property transactions and the step up in tax basis for Swiss Cantonal purposes.

MEDTRONIC PLC
GAAP TO NON-GAAP RECONCILIATIONS(1)
(Unaudited)

	Three months ended April 25, 2025
(in millions)	Net Sales	SG&A Expense	SG&A Expense as a % of Net Sales	R&D Expense	R&D Expense as a % of Net Sales	Other Operating (Income) Expense, net	Other Operating (Inc.)/Exp., net as a % of Net Sales	Other Non-Operating Expense (Income), net
GAAP	$8,927	$2,721	30.5%	$684	7.7%	$15	0.2%	$1
Non-GAAP Adjustments:
Acquisition and divestiture-related items(2)	—	(21)	(0.2)	—	—	(67)	(0.8)	—
Medical device regulations(3)	—	—	—	(4)	—	—	—	—
(Gain)/loss on minority investments(4)	—	—	—	—	—	—	—	(172)
Non-GAAP	$8,927	$2,699	30.2%	$680	7.6%	$(52)	(0.6)%	$(171)

	Fiscal year ended April 25, 2025
(in millions)	Net Sales	SG&A Expense	SG&A Expense as a % of Net Sales	R&D Expense	R&D Expense as a % of Net Sales	Other Operating (Income) Expense, net	Other Operating (Inc.)/Exp., net as a % of Net Sales	Other Non-Operating Income, net
GAAP	$33,537	$10,849	32.3%	$2,732	8.1%	$(23)	(0.1)%	$(402)
Non-GAAP Adjustments:
Restructuring and associated costs(5)	—	(10)	—	—	—	—	—	—
Acquisition and divestiture-related items(2)	—	(60)	(0.2)	—	—	(25)	(0.1)	—
Medical device regulations(3)	—	(1)	—	(14)	—	—	—	—
Other(6)	90	—	—	—	—	—	—	—
(Gain)/loss on minority investments(4)	—	—	—	—	—	—	—	(213)
Non-GAAP	$33,627	$10,778	32.1%	$2,719	8.1%	$(47)	(0.1)%	$(615)
See description of non-GAAP financial measures contained in the press release dated May 21, 2025.
(1)The data in this schedule has been intentionally rounded to the nearest million, and, therefore, may not sum.
(2)The charges primarily include exit of business-related charges and changes in fair value of contingent consideration. The fiscal year ended April 25, 2025 includes business combination costs and gains related to certain business or asset sales.
(3)The charges represent estimated incremental costs of complying with the new European Union medical device regulations for previously registered products and primarily include charges for contractors supporting the project and other direct third-party expenses. We consider these costs to be duplicative of previously incurred costs and/or one-time costs, which are limited to a specific time period.
(4)We exclude unrealized and realized gains and losses on our minority investments as we do not believe that these components of income or expense have a direct correlation to our ongoing or future business operations.
(5)Associated costs primarily include salaries and wages for employees supporting the restructuring activities, consulting expenses, asset write-offs, and contract terminations.
(6)Reflects the recognition of incremental Italian payback accruals resulting from the two July 22, 2024 rulings by the Constitutional Court of Italy relating to certain prior years since 2015.

MEDTRONIC PLC
GAAP TO NON-GAAP RECONCILIATIONS(1)
(Unaudited)

	Fiscal Year
(in millions)	2025	2024	2023
Net cash provided by operating activities	$7,044	$6,787	$6,039
Additions to property, plant, and equipment	(1,859)	(1,587)	(1,459)
Free Cash Flow(2)	$5,185	$5,200	$4,580
See description of non-GAAP financial measures contained in the press release dated May 21, 2025.
(1)The data in this schedule has been intentionally rounded to the nearest million, and therefore, may not sum.
(2)Free cash flow represents operating cash flows less property, plant, and equipment additions.

MEDTRONIC PLC
CONSOLIDATED BALANCE SHEETS
(Unaudited)

(in millions)	April 25, 2025	April 26, 2024
ASSETS
Current assets:
Cash and cash equivalents	$2,218	$1,284
Investments	6,747	6,721
Accounts receivable, less allowances and credit losses of $199 and $173, respectively	6,515	6,128
Inventories	5,476	5,217
Other current assets	2,858	2,584
Total current assets	23,814	21,935
Property, plant, and equipment, net	6,837	6,131
Goodwill	41,737	40,986
Other intangible assets, net	11,667	13,225
Tax assets	4,040	3,657
Other assets	3,584	4,047
Total assets	$91,680	$89,981
LIABILITIES AND EQUITY
Current liabilities:
Current debt obligations	$2,874	$1,092
Accounts payable	2,449	2,410
Accrued compensation	2,514	2,375
Accrued income taxes	1,358	1,330
Other accrued expenses	3,683	3,582
Total current liabilities	12,879	10,789
Long-term debt	25,642	23,932
Accrued compensation and retirement benefits	1,158	1,101
Accrued income taxes	1,574	1,859
Deferred tax liabilities	403	515
Other liabilities	1,769	1,365
Total liabilities	43,424	39,561
Commitments and contingencies
Shareholders’ equity:
Ordinary shares— par value $0.0001, 2.6 billion shares authorized, 1,281,934,628 and 1,311,337,531 shares issued and outstanding, respectively	—	—
Additional paid-in capital	20,833	23,129
Retained earnings	31,476	30,403
Accumulated other comprehensive loss	(4,284)	(3,318)
Total shareholders’ equity	48,024	50,214
Noncontrolling interests	232	206
Total equity	48,256	50,420
Total liabilities and equity	$91,680	$89,981

The data in this schedule has been intentionally rounded to the nearest million, and, therefore, may not sum.

MEDTRONIC PLC
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Fiscal Year
(in millions)	2025	2024	2023
Operating Activities:
Net income	$4,691	$3,705	$3,784
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,861	2,647	2,697
Provision for credit losses	123	90	73
Deferred income taxes	(316)	(508)	(226)
Stock-based compensation	429	393	355
Loss on debt extinguishment	—	—	53
Asset impairments and related inventory write-downs	—	371	—
Other, net	310	573	270
Change in operating assets and liabilities, net of acquisitions and divestitures:
Accounts receivable, net	(433)	(391)	(576)
Inventories	(292)	(139)	(939)
Accounts payable and accrued liabilities	209	391	696
Other operating assets and liabilities	(538)	(345)	(148)
Net cash provided by operating activities	7,044	6,787	6,039
Investing Activities:
Acquisitions, net of cash acquired	(98)	(211)	(1,867)
Additions to property, plant, and equipment	(1,859)	(1,587)	(1,459)
Purchases of investments	(8,226)	(7,748)	(7,514)
Sales and maturities of investments	8,495	7,441	7,343
Other investing activities, net	(249)	(261)	4
Net cash used in investing activities	(1,937)	(2,366)	(3,493)
Financing Activities:
Change in current debt obligations, net	(1,070)	1,073	—
Proceeds from short-term borrowings (maturities greater than 90 days)	—	—	2,284
Repayments from short-term borrowings (maturities greater than 90 days)	—	—	(2,279)
Issuance of long-term debt	3,209	—	5,409
Payments on long-term debt	—	—	(6,012)
Dividends to shareholders	(3,589)	(3,666)	(3,616)
Issuance of ordinary shares	508	284	308
Repurchase of ordinary shares	(3,235)	(2,138)	(645)
Other financing activities	(184)	(3)	(409)
Net cash used in financing activities	(4,361)	(4,450)	(4,960)
Effect of exchange rate changes on cash and cash equivalents	188	(230)	243
Net change in cash and cash equivalents	934	(259)	(2,171)
Cash and cash equivalents at beginning of period	1,284	1,543	3,714
Cash and cash equivalents at end of period	$2,218	$1,284	$1,543
Supplemental Cash Flow Information
Cash paid for:
Income taxes	$1,819	$1,622	$1,548
Interest	762	826	606

The data in this schedule has been intentionally rounded to the nearest million, and, therefore, may not sum.